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                                                                    EXHIBIT 10.6

                               SECURITY AGREEMENT

                  This Agreement is made as of the 26th day of August, 1999, between US XCHANGE, L.L.C. ("Debtor"), 20 Monroe Ave. NW, Suite 450, Grand Rapids, Michigan 49503, and RONALD H. VANDER POL, ("Secured Party"), 20 Monroe Ave. NW, Suite 450, Grand Rapids, Michigan 49503.

                  1. Creation of Security Interest. Debtor creates a security interest in favor of the Secured Party in the personal property, including all proceeds, described on the attached Exhibit A ("Collateral"). This security interest secures Debtor's repayment of all amounts or obligations owing or to be owed by Debtor to Secured Party at any time (collectively "Liabilities").

                  2. Debtor's Representation and Promises. Debtor represents that Debtor has full authority to execute this Agreement, has marketable title to the Collateral and that the Collateral is free and shall remain free from all other security interests and other encumbrances except as permitted by Secured Party. Debtor promises to keep the Collateral fully insured against all risks of loss or damage, naming Secured Party as an additional loss payee. Debtor promises to execute and deliver all documents requested by Secured Party to perfect its security interest under this Agreement.

                  3. Default and Remedies. If any of the following occur: (a) Debtor's failure to pay or perform when due any part of the Liabilities, (b) failure of any representation by Debtor or breach by Debtor of any other provision of this Agreement, (c) issuance of any attachment or levy against any part of the Collateral, (d) insolvency of Debtor, assignment for the benefit of Debtor's creditors, or institution of any proceeding by or against Debtor under any chapter of the federal bankruptcy laws, then the Liabilities shall, at Secured Party's option, be immediately due and payable without notice or demand. In addition, Secured Party shall have all the rights and remedies of a secured party under the Uniform Commercial Code. No delay or omission of Security Party in exercising any right shall be a waiver of that or any other right.

                  4. Miscellaneous. This Agreement contains all the terms of the agreement between the parties with respect to the security interest created under this Agreement and may be amended only by a writing signed by both parties. This Agreement shall be governed in all respects by the laws of Michigan.

                                       US XCHANGE, L.L.C.

                                       By  /s/  Richard Postma
                                         --------------------------
                                                Richard Postma

                                       Its  Chairman - CEO
                                          -------------------------
                                                                          DEBTOR

                                       RONALD H. VANDERPOL

                                       /s/  Ronald H. VanderPol
                                       ----------------------------
                                                                   SECURED PARTY


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                                    EXHIBIT A


         All assets of Debtor, including all telecommunications equipment, furniture, accounts, documents, chattel paper, instruments, creditor's rights, general intangibles, inventory, goods and fixtures now owned or hereafter acquired by Debtor, and wherever located, together with all accessions, parts, attachments and accessories, the proceeds thereof, and the proceeds of all insurance, eminent domain, and condemnation awards, and all tax refunds payable to Debtor by any taxing authority.





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